SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE               SOLD(-)         PRICE(2)
 COMMON STOCK-NWH INC.
          GABELLI SECURITIES, INC.
                       3/16/06            1,000-           12.8363
                       2/21/06              500-           12.1000
                       2/16/06            1,000-           12.2600
          GAMCO ASSET MANAGEMENT INC.
                       3/28/06            1,000-           13.2000
                       3/28/06            4,800-           13.2004
                       3/27/06            1,000-           13.2850
                       3/27/06              400-           13.3550
                       2/23/06            1,000-           12.2378
                       2/21/06            1,400-           11.9343
                       2/16/06              100-           12.1600
                       2/16/06              400-           12.0000
                       2/09/06            1,000-           11.4750
                       2/08/06              300-           11.8500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.